Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Fourth Quarter and Full Year 2020 Operating Results

●	Fifth consecutive year of revenue growth; 5-year CAGR 18.7%
●	Record fourth quarter revenue $202.4 million; up 34% quarter-over-quarter
●	Fourth quarter gross margin of 45.1%; non-GAAP gross margin of 45.0%
●	Record fourth quarter orders driven by mobility, automotive and industrial segment strength

POWAY, Calif., February 11, 2020 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2020 fourth quarter net sales of $202.4 million and a GAAP income of $14.9 million or $0.34 per share. Net sales for full year 2020 were $636.0 million and GAAP loss was $13.8 million or $0.33 per share.(1)

The Company also reported non-GAAP results, with fourth quarter 2020 income of $31.8 million or $0.73 per share and income of $50.7 million or $1.19 per share for full year 2020.(1)

GAAP Results (1)
(in millions, except per share amounts)	Q4 FY 2020	Q3 FY 2020	Q4 FY 2019	12 Months 2020	12 Months 2019

Net sales	$202.4	$150.6	$142.0	$636.0	$583.3
Income (loss)	$14.9	$(6.6)	$(16.3)	$(13.8)	$(69.0)
Income (loss) per share	$0.34	$(0.16)	$(0.39)	$(0.33)	$(1.68)

Non-GAAP Results (1)
(in millions, except per share amounts)	Q4 FY 2020	Q3 FY 2020	Q4 FY 2019	12 Months 2020	12 Months 2019

Income (loss)	$31.8	$11.6	$(0.5)	$50.7	$3.8
Income (loss) per share	$0.73	$0.27	$(0.01)	$1.19	$0.09

(1)	All amounts presented are from continuing operations.

Total cash and investments at year-end 2020 were $170.0 million. During the fourth quarter, the Company further reduced its Term Loan B debt associated with the financing of the Xcerra acquisition by $20.9 million.

“Cohu ended 2020 on a high note with record fourth quarter orders and strong momentum for our semiconductor testers and handlers. Our interface business secured a key design-win for mmWave test at a leading foundry in Taiwan and OSAT in Korea,” said Cohu President and CEO Luis Müller. “We made substantial improvements to our product portfolio over the past two years and have positioned the company for continued growth over the mid-term. Cohu is successfully enabling testing of new high-growth technologies in RF, battery management and ADAS processors, and gaining traction in automated optical inspection.”

Cohu expects first quarter 2021 sales to be between $212 million and $232 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss fourth quarter 2020 results at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time on February 11, 2020. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 5445848. Webcast access will be available on the Investor Information section of the Company’s website at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, employer payroll taxes related to accelerated vesting share-based awards, the amortization of purchased intangible assets, restructuring costs, manufacturing transition and severance costs, asset impairment charges, acquisition-related costs and associated professional fees, reduction of indemnification receivable, gain on sale of facilities, depreciation of purchase accounting adjustments to property, plant and equipment, purchase accounting inventory step-up included in cost of sales and amortization of cloud-based software implementation costs (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding strong momentum for our semiconductor testers and handlers, having positioned the company for continued growth over the mid-term, successfully enabling testing of new technologies in RF, battery management and ADAS processors and gaining traction in automated optical inspection, key design-wins, ADAS, 5G and mobility market segments growth, any comments on Cohu’s FY 2021 outlook or growth, target financial model for FY’21, % of incremental revenue expected to fall to operating income, debt deleveraging priority, Cohu’s first and second quarter 2021 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, adjusted EBITDA, effective tax rate, free cash flow, cap ex, and cash and shares outstanding, estimated minimum cash needed, estimated EBITDA breakeven point, any future Term Loan B principal reduction, and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the ongoing global COVID-19 pandemic has adversely affected, and is continuing to adversely affect, our business and results of operations; we are making investments in new products and product enhancements, which may adversely affect our operating results and these investments may not be commercially successful; we are exposed to the risks of operating a global business; we have manufacturing operations in Asia, and any failure to effectively manage multiple manufacturing sites and to secure raw materials meeting our quality, cost and other requirements, or failures by our suppliers to perform, could harm our sales, service levels and reputation; failure of critical suppliers to deliver sufficient quantities of parts in a timely and cost-effective manner could adversely impact us our operations; the semiconductor industry is seasonal, volatile and unpredictable; the semiconductor equipment and printed circuit board (“PCB”) test industries are intensely competitive; semiconductor equipment is subject to rapid technological change, product introductions and transitions which may result in inventory write-offs, and our new product development involves numerous risks and uncertainties; the seasonal nature of the semiconductor equipment industry places enormous demands on our employees, operations and infrastructure; a limited number of customers account for a substantial percentage of our net sales; a majority of our revenues are generated from exports to foreign countries, primarily in Asia, that are subject to economic and political instability and we compete against a number of Asia-based test contactor, test handler, automated test equipment and PCB test suppliers; the incurrence of substantial indebtedness in connection with our financing of the Xcerra acquisition may have an adversely impact on Cohu’s liquidity, limit Cohu’s flexibility in responding to other business opportunities and increase Cohu’s vulnerability to adverse economic and industry conditions; our Credit Agreement contains various representations and negative covenants that limit, subject to certain exceptions and baskets, our ability and/or our subsidiaries’ ability to enter into financing and other transactions relating to our assets; because of high debt levels we may not be able to service our debt obligations in accordance with their terms; we are exposed to other risks associated with other acquisitions, investments and divestitures; we expect to continue to evaluate and pursue divestitures of non-core assets; our financial and operating results may vary and fall below analysts’ estimates, or credit rating agencies may change their ratings on Cohu, any of which may cause the price of our common stock to decline or make it difficult to obtain other financing; potential goodwill impairments if our business underperforms; global economic and political conditions, including trade tariffs and export restrictions, and other regulatory requirements, have impacted our business and may continue to have an adverse impact on our business and financial condition; and our business and operations could suffer in the event of cybersecurity breaches.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)
	Three Months Ended (1)		Twelve Months Ended (1)
	December 26,	December 28,	December 26,	December 28,
	2020	2019	2020	2019

Net sales	$202,355	$142,011	$636,007	$583,329
Cost and expenses:
Cost of sales (excluding amortization)	111,114	87,936	364,225	353,500
Research and development	22,762	20,823	86,151	86,147
Selling, general and administrative (2)	33,584	34,532	129,248	142,936
Amortization of purchased intangible assets	9,898	9,615	38,746	39,590
Restructuring charges	6,223	2,764	7,623	13,484
Impairment charges (3)	-	-	11,249	-
Gain on sale of facilities (4)	-	-	(4,495)	-
	183,581	155,670	632,747	635,657
Income (loss) from operations	18,774	(13,659)	3,260	(52,328)
Other (expense) income:
Interest expense	(2,855)	(4,767)	(13,759)	(20,556)
Gain (loss) on extinguishment of debt (5)	(25)	-	268	-
Interest income	14	161	224	764
Foreign transaction gain (loss)	(642)	(1,259)	(3,170)	43
Income (loss) from continuing operations before taxes	15,266	(19,524)	(13,177)	(72,077)
Income tax provision (benefit)	405	(3,243)	666	(3,082)
Income (loss) from continuing operations	14,861	(16,281)	(13,843)	(68,995)

Discontinued operations: (6)
Income (loss) from discontinued operations before taxes	-	(1,061)	46	(661)
Income tax provision (benefit)	-	(22)	4	36
Income (loss) from discontinued operations	-	(1,039)	42	(697)
Net income (loss)	14,861	(17,320)	$(13,801)	$(69,692)
Net income (loss) attributable to noncontrolling interest	-	(54)	-	8
Net income (loss) attributable to Cohu	$14,861	$(17,266)	$(13,801)	$(69,700)

Income (loss) per share:
Basic:
Income (loss) from continuing operations before noncontrolling interest	$0.35	$(0.39)	$(0.33)	$(1.68)
Income (loss) from discontinued operations	-	(0.03)	0.00	(0.01)
Net income (loss) attributable to noncontrolling interest	-	0.00	-	0.00
Net income (loss) attributable to Cohu	$0.35	$(0.42)	$(0.33)	$(1.69)

Diluted:
Income (loss) from continuing operations before noncontrolling interest	$0.34	$(0.39)	$(0.33)	$(1.68)
Income (loss) from discontinued operations	-	(0.03)	0.00	(0.01)
Net income (loss) attributable to noncontrolling interest	-	0.00	-	0.00
Net income (loss) attributable to Cohu	$0.34	$(0.42)	$(0.33)	$(1.69)

Weighted average shares used in computing income (loss) per share: (7)
Basic	42,125	41,409	41,854	41,159
Diluted	43,486	41,409	41,854	41,159

(1)	The three- and twelve-month periods ended December 26, 2020 and December 28, 2019 were both comprised of 13 weeks and 52 weeks, respectively.
(2)	For the three- and twelve-month period ended December 28, 2019 Xcerra transaction costs were $28,000 and $0.4 million. No transaction costs were incurred during 2020.
(3)

Included in our results for the twelve-month period ended December 26, 2020 are impairment charges recorded to write certain of our in-process research and development assets (“IPR&D”) obtained as part of our acquisition of Xcerra down to current estimated fair values.

(4)

During 2020 we completed the sale of our facilities in Rosenheim, Germany and in Penang, Malaysia which generated a gain of $4.5 million. Both facilities were sold as part of the previously announced Xcerra integration program.

(5)

In the fourth quarter of 2020 we repurchased and retired $20.0 million of our outstanding Term Loan B which resulted in a loss from the extinguishment of debt. For the full year ended December 26, 2020, total repurchases and retirements of Term Loan B were $36.4 million and resulted in a gain from the extinguishment of debt. Gain or loss on extinguishment of debt is the net result after any cash gain is offset by the required reduction in our capitalized debt issuance costs and original issuance discounts.

(6)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of this business have been presented as discontinued operations. In February 2020, we completed the sale of this business. In the fourth quarter of 2019, we recognized a loss on disposal of $1.1 million primarily related to the write-off of goodwill and purchased intangible assets.

(7)

For the twelve-month periods ended December 26, 2020 and for the three- and twelve-month periods ended December 28, 2019, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 26,	December 28,
	2020	2019
Assets:
Current assets:
Cash and investments	$170,027	$156,098
Accounts receivable	151,919	127,921
Inventories	142,500	130,706
Other current assets	21,071	21,468
Current assets of discontinued operations (1)	-	3,503
Total current assets	485,517	439,696
Property, plant & equipment, net	66,916	70,912
Goodwill	252,304	238,669
Intangible assets, net	233,685	275,019
Operating lease right of use assets	29,203	33,269
Other assets	27,886	20,030
Noncurrent assets of discontinued operations (1)	-	115
Total assets	$1,095,511	$1,077,710

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$5,314	$3,195
Current installments of long-term debt	3,075	3,322
Deferred profit	8,671	7,645
Other current liabilities	157,864	134,124
Current liabilities of discontinued operations (1)	-	599
Total current liabilities	174,924	148,885
Long-term debt	311,551	346,518
Non-current operating lease liabilities	25,787	28,877
Other noncurrent liabilities	71,625	70,334
Noncurrent liabilities of discontinued operations (1)	-	24
Cohu stockholders’ equity	511,624	483,072
Total liabilities & stockholders’ equity	$1,095,511	$1,077,710

(1)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the fixtures business has been presented as discontinued operations since that date. The sale of this business was completed in February 2020.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	December 26,	September 26,	December 28,
	2020	2020	2019
Income (loss) from operations - GAAP basis (a)	$18,774	$(1,360)	$(13,659)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	252	218	191
Research and development (R&D)	802	782	760
Selling, general and administrative (SG&A)	2,867	2,299	2,336
	3,921	3,299	3,287
Amortization of purchased intangible assets (c)	9,898	9,783	9,615
Restructuring charges related to inventory adjustments in COS (d)	(550)	2,606	2,408
Restructuring charges (d)	6,223	412	2,764
Manufacturing and sales transition costs included in (e):
COS	26	-	-
R&D	6	-	-
SG&A	458	179	117
	490	179	117
Impairment charges (f)	-	7,300	-
Acquisition costs included in SG&A (g)	-	-	28
Gain on sale of facility (h)	-	(4,468)	-
PP&E step-up included in SG&A (i)	145	243	243
Reduction of indemnification receivable included in SG&A (j)	111	-	1,202
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (k)	263	-	-
Income from operations - non-GAAP basis (l)	$39,275	$17,994	$6,005

Income (loss) from continuing operations - GAAP basis	$14,861	$(6,646)	$(16,281)
Non-GAAP adjustments (as scheduled above)	20,501	19,354	19,664
Tax effect of non-GAAP adjustments (m)	(3,556)	(1,080)	(3,914)
Income (loss) from continuing operations - non-GAAP basis	$31,806	$11,628	$(531)

GAAP income (loss) from continuing operations per share - diluted	$0.34	$(0.16)	$(0.39)

Non-GAAP income (loss) from continuing operations per share - diluted (n)	$0.73	$0.27	$(0.01)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization and impairment charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Employer payroll taxes related to accelerated vesting share-based awards is dependent on the Company’s stock price, the number of awards vested and tax regulations specific to the country in which the employee resides, over which management has limited to no control and, as such, management does not believe it correlates to the Company’s operation of the business. Impairment charges and gain on sale of facility have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	9.3%, (0.9)% and (9.6)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the German operations and the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Xcerra.
(h)

To eliminate the gains generated by the sale of the Company’s facilities in Rosenheim, Germany in the third quarter and Penang, Malaysia in the second quarter, sold as part of the previously announced Xcerra integration and restructuring program.

(i)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(j)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(k)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(l)	19.4%, 11.9% and 4.2% of net sales, respectively.
(m)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(n)

All periods presented were computed using the number of GAAP diluted shares outstanding except the three months ended September 26, 2020 which was computed using 42,659 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended
	December 26,	December 28,
	2020	2019
Income (loss) from operations - GAAP basis (a)	$3,260	$(52,328)
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	893	736
Research and development (R&D)	3,245	2,994
Selling, general and administrative (SG&A)	10,096	10,418
	14,234	14,148
Amortization of purchased intangible assets (c)	38,746	39,590
Restructuring charges related to inventory adjustments in COS (d)	3,731	2,729
Restructuring charges (d)	7,623	13,484
Manufacturing and sales transition costs included in (e):
COS	26	1,211
R&D	6	-
SG&A	776	1,383
	808	2,594
Impairment charges (f)	11,249	-

Acquisition costs included in SG&A (g)	-	432
Gain on sale of facility (h)	(4,495)	-
Inventory step-up included in COS (i)	-	6,038
PP&E step-up included in SG&A (j)	874	4,014
Reduction of indemnification receivable included in SG&A (k)	111	1,202
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (l)	263	-

Income from operations - non-GAAP basis (m)	$76,404	$31,903

Loss from continuing operations - GAAP basis	$(13,843)	$(68,995)
Non-GAAP adjustments (as scheduled above)	73,144	84,231
Tax effect of non-GAAP adjustments (n)	(8,607)	(11,456)
Income from continuing operations - non-GAAP basis	$50,694	$3,780

GAAP loss per share from continuing operations - diluted	$(0.33)	$(1.68)

Non-GAAP income per share - diluted (o)	$1.19	$0.09

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. Impairment charges and gain on sale of facility have been excluded as these amounts are infrequent and are unrelated to the operational performance of Cohu. Acquisition costs, fair value adjustment to contingent consideration and adjustments for inventory and PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	0.5% and (9.0)% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the German operations and the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate impairment charges recorded to adjust IPR&D assets obtained in the acquisition of Xcerra to current fair value.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Xcerra.
(h)

To eliminate the gains generated by the sale of the Company’s facilities in Rosenheim, Germany and Penang, Malaysia sold as part of the previously announced Xcerra integration and restructuring program.

(i)	To eliminate the inventory step-up costs incurred related to the acquisition of Xcerra.
(j)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(k)	To eliminate the impact of the reduction of an uncertain tax position liability and related indemnification receivable.
(l)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(m)	12.0% and 5.5% of net sales, respectively.
(n)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(o)

The twelve months ended December 26, 2020 and December 26, 2019 were computed using 42,714 and 41,652 shares outstanding, respectively, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods were calculated utilizing the GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)
	Three Months Ended
	December 26,	September 26,	December 28,
	2020	2020	2019

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$91,241	$63,500	$54,075
Non-GAAP adjustments to cost of sales (as scheduled above)	(272)	2,824	2,599
Gross profit - Non-GAAP basis	$90,969	$66,324	$56,674

As a percentage of net sales:
GAAP gross profit	45.1%	42.2%	38.1%
Non-GAAP gross profit	45.0%	44.0%	39.9%

Adjusted EBITDA Reconciliation
Net income (loss) attributable to Cohu - GAAP Basis	$14,861	$(6,646)	$(17,266)
Loss from discontinued operations	-	-	1,039
Income tax provision (benefit)	405	1,116	(3,243)
Interest expense	2,855	3,021	4,767
Interest income	(14)	(42)	(161)
Amortization of purchased intangible assets	9,898	9,783	9,615
Depreciation	3,565	3,462	3,893
Amortization of cloud-based software implementation costs (2)	360	318	-
Other non-GAAP adjustments (as scheduled above)	10,458	9,328	9,806
Adjusted EBITDA	$42,388	$20,340	$8,450

As a percentage of net sales:
Net income (loss) attributable to Cohu - GAAP Basis	7.3%	(4.4)%	(12.2)%
Adjusted EBITDA	20.9%	13.5%	6.0%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$72,467	$64,860	$67,734
Non-GAAP adjustments to operating expenses (as scheduled above)	(20,773)	(16,530)	(17,065)
Operating Expenses - Non-GAAP basis	$51,694	$48,330	$50,669

(1)	Excludes amortization of $7,541, $7,447 and $7,263 for the three months ending December 26, 2020, September 26, 2020 and December 28, 2019, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Twelve Months Ended
	December 26,	December 28,
	2020	2019
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$271,782	$229,829
Non-GAAP adjustments to cost of sales (as scheduled above)	4,650	10,714
Gross profit - Non-GAAP basis	$276,432	$240,543

As a percentage of net sales:
GAAP gross profit	42.7%	39.4%
Non-GAAP gross profit	43.5%	41.2%

Adjusted EBITDA Reconciliation
Net loss attributable to Cohu - GAAP Basis	$(13,801)	$(69,700)
(Income) loss from discontinued operations	(42)	697
Income tax provision (benefit)	666	(3,082)
Interest expense	13,759	20,556
Interest income	(224)	(764)
Amortization of purchased intangible assets	38,746	39,590
Depreciation	14,000	19,246
Amortization of cloud-based software implementation costs (2)	1,191	-
Other non-GAAP adjustments (as scheduled above)	33,524	39,534
Adjusted EBITDA	$87,819	$46,077

As a percentage of net sales:
Net income (loss) attributable to Cohu - GAAP Basis	(2.2)%	(11.9)%
Adjusted EBITDA	13.8%	7.9%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$268,522	$282,157
Non-GAAP adjustments to operating expenses (as scheduled above)	(68,494)	(73,517)
Operating Expenses - Non-GAAP basis	$200,028	$208,640

(1)	Excludes amortization of $29,510 and $30,126 for the twelve months ending December 26, 2020 and December 28, 2019, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.